SECURITIES AND EXCHANGE COMMISSION
                                	Washington, D.C. 20549

                                     	______________


                                       	FORM 8-K
                                     	CURRENT REPORT


	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                     	_______________


	Date of Report (Date of Earliest Event Reported):  July 24, 1998

                                     	_______________


                      	KLLM TRANSPORT SERVICES, INC.
             	(Exact name of registrant as specified in its charter)

		Delaware	                     		0-14759	        64-0412551
(State or other juris-	     (Commission File	    (I.R.S. Employe
diction of incorporation)           Number)		   Identification No.)


	             135 Riverview Drive, Richland, Mississippi 39218
         	(Address of Principal Executive Offices)     (Zip Code)


	Registrant's telephone number, including area code:  (601) 939-2545


Item 5.		Other Events.

On July 23, 1998, KLLM Transport Services, Inc. (the "Company") announced the resignation of Steven K. Bevilaqua as President, Chief Executive Officer and a Director of the Company.

Concurrently, the Company announced the appointment of William J. Liles, III to the positions of President and Chief Executive Officer. Mr. Liles, son of the late William J. Liles, Jr., one of the Company's founders, was formerly Vice President - Sales and Marketing at the Company. He has been with the Company since 1974 and a member of the Board of Directors since April 1998.


	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



KLLM TRANSPORT SERVICES, INC.



Date: July 24, 1998		             	By: s/Benjamin C. Lee, Jr.
						 	                               Benjamin C. Lee, Jr.
						 	                               Chairman of the Board of Directors
